EXHIBIT 99.2

REVOCABLE PROXY

UPSON BANKSHARES, INC.
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Daniel W. Brinks and Robert P. Cravey, as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all of the shares of common stock of Upson Bankshares, Inc. (“Upson”), held of record by the undersigned on      , 2004, at the special meeting of Upson shareholders to be held at           .m., local time, on      , 2004, at           , Georgia.

     1.     PROPOSAL TO: Approve the Agreement and Plan of Merger, dated as of November 24, 2003 (the “Merger Agreement”), by and between Upson and First Polk Bankshares, Inc. as described in that certain joint proxy statement/prospectus dated      , 2004.

FOR	AGAINST	ABSTAIN

     2.     In their discretion, to vote upon such other business as may properly come before the special meeting including, among other matters, a motion to adjourn or postpone the Upson special meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the Merger Agreement will be voted in favor of any adjournment or postponement of the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 ABOVE.

Please sign exactly as the name appears below, which reflects the name in which the shares being voted are registered in Upson’s stock records. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If shares are held by a corporation, an authorized corporate officer should sign in full corporate name. If shares are held by a partnership, an authorized person should sign in partnership name.

DATED:
,

Signature

Signature if held jointly